Exhibit 3.2












                                 BY-LAWS

                                   OF

                    MECHANICAL TECHNOLOGY INCORPORATED















                                                           As amended thru 6/96
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                                  BY-LAWS
                                    OF
                   MECHANICAL  TECHNOLOGY  INCORPORATED

    1. The principal office of the corporation shall be in the City of Latham, County of Albany, State of New York.

    2. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                        MEETINGS OF STOCKHOLDERS
    3. All meetings of the stockholders shall be held at the principal office of the corporation or at such place within the State of New York as the Board of Directors shall authorize.

    4. The annual meeting of the stockholders shall be held on such business day in each year, at such time and place as the Board of Directors by resolution may fix. At the annual meeting the stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

    5. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place within the State of New York where it is to be held, shall be served, either personally or by mail, upon each stockholder entitled to vote at such meeting and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten nor more than forty days before the meeting. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the books of the corporation unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be
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mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of all meetings may be waived by any stockholder by written waiver or by personal attendance thereat.

    6. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by stockholders owning a majority in amount of the capital stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. The president may, in his discretion, call a special meeting of stockholders upon ten days' notice.

    7. Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting.

    8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or by these by-laws.

    9. If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
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   10.     When a quorum is present or represented at any meeting,
the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

   11. Each stockholder of record having the right to vote shall be entitled at every meeting of the stockholders of the corporation to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the corporation, and such votes maybe cast either in person or by written proxy.

   12. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns.

                                DIRECTORS
   13. The Board of Directors shall consist of not less than five (5) nor more than fifteen (15) Directors as determined by the Board from time to time, who need not be stockholders of the Corporation, all of whom shall be of full age and at least one of whom shall be a citizen of the United States and a resident of the State of New York. They shall be elected at the annual meeting of the stockholders and each Director shall serve for one year and until his successor shall be elected and shall qualify.

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   14.     If the office of any Director or Directors becomes
vacant for any reason, the Directors in office may choose a successor or successors who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of Directors, or any vacancy may be filled by the stockholders at any meeting thereof. Any Director may be removed either with or without cause, at any time, by vote of the stockholders at any meeting called for the purpose.

   15. The business of this corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws required to be exercised or done by the stockholders.

                           MEETINGS OF THE BOARD
  16. The Directors may hold their meetings at the office of the corporation, or at such other places, either within or without the State of New York, as they may from time to time determine.

  17. Regular meetings of the Board may be held without notice at such time and place as shall from time to time by determined by resolution of the Board.

  18. Special meetings of the Board may be called by the President on five days' notice to each Director either personally or by mail or by wire; special meetings shall be called by the President or Secretary in a like manner on the written request of two Directors. Notice of meeting may be waived by any Director by written waiver or by personal attendance thereat.

  19. At any meeting at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.
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  20.     At all meetings of the Board the presence of a majority
of the entire number of Directors shall be necessary to constitute a quorum and sufficient for the transaction of business.

  21. Any act of a majority present at a meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

  22. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  22.A.   Any one or more members of the Board or any Committee
thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                            WAIVER OF NOTICE
  23. Whenever by statute the provisions of the certificate of incorporation or these by-laws, the stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney thereunto authorized.

                                OFFICERS
  24. The officers of the corporation shall be a President, a Vice-President, a Secretary and a Treasurer. Any officer may hold more than one office.
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  25.A.   The Directors shall elect from amongst their members a
Chairman who shall preside at all meetings of the stockholders and Directors. The Chairman shall serve for one year or until a successor shall have been elected and qualified.

  25.B.   The Directors shall elect from amongst their members a
President who shall serve until a successor has been elected and qualified.

  25.C.   The Directors shall elect from amongst their members a
Chief Operating Officer and Chief Executive Officer to serve until a successor shall have been elected and qualified. These positions may be held by one or more person at the discretion of the Directors.

  25.D.   The Directors shall choose a vice-president, a secretary
and a treasurer who need not be members of the board.

  26. The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

  27. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

  28. The officers of the corporation shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

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                                THE PRESIDENT
  29. The President shall be the executive officer of the corporation; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect.

                               VICE-PRESIDENT
  30. The Vice-President in the absence or disability of the President shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

                               THE SECRETARY
  31. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors.

                               THE TREASURER
  32. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.
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  33.     He shall, if required by the Board, give the corporation
a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the corporation.

                            CERTIFICATES OF STOCK
  34. The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name or identity and the number of shares and shall be signed by the Chairman or President and the Secretary or Treasurer and shall bear the corporate seal.

                              LOST CERTIFICATES
  35. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.


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                              TRANSFERS OF STOCK
  36. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office. No transfer of stock shall be made within ten days next preceding the annual meeting of stockholders.

  37. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

                                  DIVIDENDS
  38. Dividends upon the capital stock of the corporation subject to any provisions of the certificate of incorporation relating thereto may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

  39. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

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                                     SEAL
  40. The seal of the corporation shall be as follows: the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.
                                    CHECKS
  41. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
                                  FISCAL YEAR
  42. The fiscal year shall begin the first day of October in each year.
                                  AMENDMENTS
  43. These by-laws may be amended, altered or added to by the vote of the Board of Directors of this corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors as provided by law and by the Certificate of Incorporation, are present at such regular or special meeting. These by-laws, and any amendments thereto and new by-laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                 INDEMNIFICATION OF OFFICERS AND DIRECTORS
  44.A.   Right to Indemnification.  Each person who was or is
made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a
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director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New York Business Corporation Law ("Law"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

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  44.B.   Right of Claimant to Bring Suit.  If a claim under
Section A of this By-Law 44 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

  44.C.   Non-Exclusivity of Rights.  The rights conferred on any
person by Sections A and B of this By-Law 44 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

  44.D    Insurance.  The Corporation may maintain insurance, at
its expense, to protect itself or any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, or both, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.

                              BOARD COMMITTEES
  45. The Board by resolution adopted by a majority of the entire Board may designate from among its members an Executive Committee and other committees each consisting of three or more Directors, and each such committee to serve at the pleasure of the Board.






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